Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE – OCTOBER 19, 2007 (4:00 p.m. Central Time)
MID-AMERICA BANCSHARES, INC.
2019 Richard Jones Road
Nashville, Tennessee 37215
Contact: Jason K. West, Executive Vice President and Chief Financial Officer (615.690.5870)
MID-AMERICA BANCSHARES, INC., NASHVILLE, TENNESSEE,
ANNOUNCES THIRD QUARTER 2007 EARNINGS INCREASE
Nashville, Tennessee, October 19, 2007- Mid-America Bancshares, Inc., the parent company of Bank of the South and PrimeTrust Bank, today reported earnings of $1,762,000 for the third quarter 2007, compared to $765,000 for the same quarter in 2006. Third quarter fully diluted earnings per share of $0.12 were up 50 percent from third quarter 2006 fully diluted earnings per share of $0.08.
On a combined basis, Bank of the South and PrimeTrust showed strong growth in deposits and loans. Total assets increased $123 million or 12.7 percent on an annualized basis to $1.09 billion for the first nine months of 2007. Loans, net of allowance for loan losses, increased $131 million, or 25 percent on an annualized basis, since year-end 2006. Total deposits increased $70 million, for the first nine months of 2007 or 11.3 percent on an annualized basis. As to the third quarter of 2007, loans increased $52.6 million while deposit growth remained flat. “Our results for the third quarter of 2007 continue to be exemplary,” said Gary L. Scott, Mid-America chairman and chief executive officer. “We continue to experience substantial asset and deposit growth, which has enabled us to achieve our earnings objectives. Our flat deposit growth during the third quarter is a direct result of the strong, above-average deposit growth we experienced for the first two quarters of the year. We continue to remain well ahead of our targeted asset growth for 2007.”
David Major, Mid-America’s president said, “Our credit quality was exceptional once again this quarter. Annualized net charge-offs as a percentage of average loans equaled 0.09% for the nine months ended Sept. 30, 2007. Nonperforming assets were only 0.30% of total loans and other real estate as of Sept. 30, 2007.”
On Aug. 15, 2007, Mid-America announced its in-market acquisition by Nashville-based Pinnacle Financial Partners. Pinnacle is a $2.368 billion financial services firm with 19 offices in highly attractive trade areas in the Nashville-Davidson-Murfreesboro-Franklin Metropolitan Statistical Area (MSA) and Knoxville MSA. The transaction is expected to close prior to year-end 2007, subject to receipt of required shareholder and regulatory approval. Once complete and based on recently released FDIC deposit market share information, the combined company will be the largest locally owned bank and the fourth largest banking franchise in the Nashville-Davidson-Murfreesboro-Franklin MSA with a combined 8.72 percent market share. The three banks with greater market share are Regions, Suntrust and Bank of America all of whom experienced significant deposit market share loss in the Nashville MSA during the last year according to the FDIC deposit market share information.
“We continue to be excited on the progress of our acquisition by Pinnacle,” Scott said. “The merger integration plan is progressing as scheduled, and we look forward to the expanded services it will bring to Mid-America’s clients.”

Mid-America was formed in 2006 to serve as the two-bank holding company for Bank of the South and PrimeTrust Bank. The company operates 15 offices in Middle Tennessee.
Included with this press release is a copy of the Company’s unaudited balance sheet and income statement for the periods indicated. This unaudited information should be read in conjunction with the notes to the consolidated financial statements presented in the Company’s December 31, 2006 annual report on Form 10-K that was filed with the Securities and Exchange Commission on March 15, 2007 (the “2006 10-K”).
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Mid-America to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Mid-America to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro-Franklin, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) changes in the legislative and regulatory environment. Additionally, risk factors exist in connection with Mid-America’s proposed merger with Pinnacle including , among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated, (2) disruption from the merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Mid-America’s or Pinnacle’s shareholders to approve the merger, (6) the amount of the costs, fees, expenses and charges related to the merger, and (7) the ability to obtain required governmental approvals of the proposed terms of the merger and anticipated schedule. Many of such factors are beyond Mid-America’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Mid-America disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.
Additional Information About Mid-America’s Proposed Merger with Pinnacle and Where to Find It
In connection with the proposed merger, Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. have filed a joint proxy statement/prospectus with the Securities and Exchange Commission. This joint proxy statement/prospectus is part of a Registration Statement on Form S-4 of Pinnacle that was declared effective on October 12, 2007. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, MID-AMERICA AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Mid-America Bancshares, Inc., 7651 Highway 70, South, Nashville, TN 37221 Attention: Investor Relations (615) 646-4556.
Participants in the Solicitation
The directors and executive officers of Pinnacle and Mid-America may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pinnacle’s directors and executive officers is contained in the proxy statement filed by Pinnacle with the Securities and Exchange Commission on March 15, 2007, which is available on Pinnacle’s web site (www.pnfp.com) and at the address provided above. Information about Mid-America’s directors and executive officers is contained in the proxy statement filed by Mid-America with the Securities and Exchange Commission on April 2, 2007 which is available on Mid-America’s website (www.mid-americabancsharesinc.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, is or will be contained in the joint proxy statement/prospectus and other relevant material filed or to be filed with the Securities and Exchange Commission. These documents will be available to investors free of charge on the Securities and Exchange Commission’s website at the above address.
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Mid-America Bancshares Inc.,
Consolidated Balance Sheet

	(Unaudited)	(Audited)
	September 30, 2007	December 31, 2006
ASSETS
Loans	826,019	694,444
Allowance for loss	(8,695)	(7,754)

Net Loans	817,324	686,690

Investment Securities:
Held-to-maturity	9,741	9,740
Available for sale	172,582	169,391
Unrealized loss	(2,038)	(996)

Total Investment securities	180,285	178,135
Restricted equity securities	2,621	2,174
Interest-bearing deposits in financial institutions	2,495	2,559
Loans held for sale	5,431	5,190
Fed Funds Sold	—	7,145

Total Earning Assets	1,008,156	881,893

Cash and due froms	18,850	20,728
Bank premises & equipment, net of depreciation	31,530	32,626
Accrued interest receivable	6,348	5,505
Other Real Estate	482	185
Intangible assets, net	4,115	4,714
Goodwill	19,147	19,147
Other assets	2,190	3,173

Total Assets	1,090,818	967,971

LIABILITIES
Deposits	903,948	823,755
Securities sold under agreements to repurchase	19,713	11,353
Federal Funds Purchased	8,903	5,095
FHLB Borrowing	36,809	15,747
Deferred tax liability	707	1,153
Line of Credit	7,500	2,000
Accrued interest & other liabilities	5,525	5,928

Total Liabilities	983,105	865,031

STOCKHOLDER’S EQUITY
Common stock	13,995	13,923
APIC	88,161	87,666
Retained earnings	6,815	1,966
Unreal. gain\loss on AFS	(1,258)	(615)
Total Equity	107,713	102,940

Total Liabilities & Equity	1,090,818	967,971

See notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2007.
Quarterly results will be subject to customary adjustments and may not be indicative of results to be anticipated for the entire year.

Mid-America Bancshares Inc.,
Consolidated Income Statement

(Unaudited)

	3 months ended	9 months ended
	September 30, 2007	September 30, 2007
Interest Income
Interest and fees on loans	16,370	46,276
Interest on loans held for sale	55	172
Interest and dividends on taxable securities	1,705	5,111
Interest and dividends on tax exempt securities	516	1,434
Interest and dividends on restricted equity securities	40	110
Interest on fed funds sold	100	667
Interest on interest bearing deposits in financial institutions	28	84
Other interest income	2	9

Total Interest Income	18,816	53,863

Interest Expense
Interest on NOWs	879	2,651
Interest on money market and savings accounts	1,488	4,259
Interest on CDs over $100,000	4,251	12,520
Interest on CDs-Other	2,805	8,311
Interest on securities sold under repurchase agreements	212	491
Interest on FHLB advances	398	982
Interest on other borrowed funds and Fed Funds purchased	138	294

Total Interest Expense	10,171	29,508
Net Interest Income before provision	8,645	24,355
Provision for possible loan loss	(632)	(1,232)

Net Interest Income after Provision for possible loan loss	8,013	23,123

Other Income
Service charges on deposit accounts	612	1,748
Investment banking fees and other commissions, net	471	1,341
Mortgage broker fees and fees on mortgage loan originations	496	1,728
Gain on sale of SBA loans	30	69
Title Company Income	47	187
Other fees & commissions	240	783

Total Other Income	1,896	5,856

Other Expense
Salaries and employee benefits	4,055	12,424
Occupancy expenses, net	619	1,861
Furniture and equipment expense	538	1,592
Data processing expense	436	1,278
Advertising and marketing	89	253
Printing, postage, stationary and supplies expense	166	502
Amortization of intangible assets	195	599
Loss on sale of investment securities	33	33
Losses and expenses related to Other Real Estate	6	7
Other operating expense	1,089	3,181

Total Non-Interest Expenses	7,226	21,730

Earnings before Income Taxes	2,683	7,249

Income taxes (benefit)	891	2,401

Net Earnings	1,792	4,848

See notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2007.
Quarterly results will be subject to customary adjustments and may not be indicative of results to be anticipated for the entire year.